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                                                                    EXHIBIT 21.1

                 LIST OF SUBSIDIARIES OF ARCADIA RESOURCES, INC.

Classic Healthcare Solutions, Inc., a New York corporation

RKDA, Inc., a Michigan corporation

SSAC, LLC, a Florida limited liability company
           d/b/a ArcadiaRX
                    Arcadia Home Oxygen & Medical Equipment
                    Arcadia H.O.M.E.

Arcadia Services, Inc., a Michigan corporation
         d/b/a    Arcadia Technical Services
                  Careways, Inc.
                  Medco, Inc.
                  American Medequip
                     Temporary Health Care
                     Arcadia Services
                     Arcadia Health Care
                     Bestaff

Arcadia Health Services, Inc., a Michigan corporation

Arcadia Staff Resources, Inc., a Michigan corporation

Grayrose, Inc., a Michigan corporation
          d/b/a   Contract Temporary Services
                  Somebody Sometime Temporary Services
                  BK Tool, Inc.
                  Somebody Sometime Contract Services
                  Somebody Sometime Temporary Help
                  Contract Staffing Services
                  Community Health Care Services

ASR Staffing, Inc., a Michigan corporation

Arcadia Health Services of Michigan, Inc., a Michigan corporation
          d/b/a   Arcadia Health Care
                  Metrostaff Health Care Services
                  Metrostaff Staffing Services
                  Metrostaff
                  HHP Staffing

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Arcadia Home Oxygen & Medical Equipment, Inc., a Michigan Corporation
          d/b/a Arcadia H.O.M.E.

Arcadia Employee Services, Inc., a Michigan corporation

Trinity Healthcare of Winston-Salem, Inc., a Georgia corporation

Beacon Respiratory Services, Inc., a Delaware corporation

Beacon Respiratory Services of Georgia, Inc. a Delaware corporation

Beacon Respiratory Services of Alabama, Inc. a Delaware corporation

Beacon Respiratory Services of Colorado, Inc., a Delaware corporation

Critical Home Care, Inc., a Delaware corporation

American Oxygen and Medical Equipment, Inc., an Illinois corporation

Home Health Professionals, Inc., a Delaware corporation

Arcadia Healthcare Solutions, inc., a Delaware corporation

Rite At Home Health Care Products, L.L.C., an Illinois limited liability company